UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  March 10, 2008

ENSCO International Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8097	76-0232579
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street Suite 4300 Dallas, Texas 75201-3331
(Address of Principal Executive Offices and Zip Code)
Registrant's telephone number, including area code: (214) 397-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

INFORMATION INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)	2007 Cash Bonus Awards for Named Executive Officers under the 2005 ENSCO Cash Incentive Plan

The 2007 plan year cash bonus awards, payable to eligible employees of ENSCO International Incorporated under the ENSCO 2005 Cash Incentive Plan ("ECIP"), were approved by the Nominating, Governance and Compensation Committee of our Board of Directors on March 10, 2008, except as respects our Chief Executive Officer, whose award was approved on March 11, 2008 following consultation with and concurrence by the independent Director members of our Board. All such bonuses were awarded based upon achievement of pre-determined corporate financial and safety performance goals, and strategic team goals during 2007 in accordance with the ECIP.

The following cash bonuses were awarded to our Named Executive Officers (as defined by Item 402(a)(3) of Regulation S-K) in respect of the 2007 ECIP plan year:

		2007
		ECIP
Executive Officer	Title	Award

Daniel W. Rabun	Chairman, President and Chief Executive Officer	$1,119,448

William S. Chadwick, Jr.	Executive Vice President and Chief Operating Officer	$537,259

James W. Swent III	Senior Vice President - Chief Financial Officer	$371,001

Paul Mars	President - ENSCO Offshore International Company	$371,001

Phillip J. Saile	Senior Vice President - Operations	$319,872

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date: March 14, 2008	/s/ CARY A. MOOMJIAN, JR. Cary A. Moomjian, Jr. Vice President, General Counsel and Secretary